DEBT RE-FINANCING AGREEMENT

THIS AGREEMENT is made as of this 24th day of April, 2013

BETWEEN:

MASCOTA RESOURCES CORP., a Nevada corporation having a business address at 50 West Liberty Street, Suite 880, Reno, Nv., 89501, (hereafter “the Borrower”)

OF THE FIRST PART

AND:

MARIA ERNESTINA VIRGEN PONCE, an individual, having a business contact address at 50 West Liberty Street, Suite 880, Reno, Nv., 89501, (hereafter “the Lender”)

OF THE SECOND PART

RECITALS

WHEREAS, the Borrower owes the Lender funds pursuant to a Promissory Note dated November 28, 2011, and;

WHEREAS, the Borrower and the Lender now desire to execute this Agreement in order to re-finance the amounts and the maturity date of funds owed by the Borrower to the Lender;

AGREEMENT

NOW, THEREFORE, in consideration of the sum of $10.00 delivered by each party to the other party, the receipt of which is acknowledged, and other such valuable considerations, the parties hereby agrees as follows:

PROMISSORY NOTES

1.

The Lender hereby agrees to deliver the Promissory Note dated November 28, 2011 of the Borrower to the Borrower, marked “Paid in Full” in exchange for the issuance by the Borrower to the Lender of a Promissory Note, payable on or before December 31, 2016,  in the amount of Thirty Eight Thousand and Five Hundred Dollars ($38,500) plus simple interest on the principal amount of the Promissory Note accruing at a rate of 6% annually.

ENTIRE AGREEMENT

2.

This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

AMENDMENT

3.

This Agreement may not be changed orally but only by an agreement in writing, by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

ENUREMENT

4.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

GOVERNING LAW

5.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada and the parties irrevocably attorn to the jurisdiction of the said State.

HEADINGS

6.

The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

TIME OF THE ESSENCE

7.

Time shall be of the essence in the performance of this Agreement.

COUNTERPARTS

8.

This Agreement may be executed in any number of identical counterparts which shall constitute an original and collectively and separately constitute a single instrument or agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day, month and year first above written.

MASCOTA RESOURCES CORP.

per /s/ Maria Ernestina Virgen Ponce

     Maria Ernestina Virgen Ponce, President

per /s/ Maria Ernestina Virgen Ponce

_____________________________

      Maria Ernestina Virgen Ponce

(witness)